EXHIBIT 99.1

NEWS RELEASE

Company contact:

Patricia Menchaca

Director of Investor Relations

408-321-3843

pmenchaca@intellisync.com

INTELLISYNC CORPORATION ANNOUNCES FIRST QUARTER

FISCAL 2005 RESULTS

•	Fiscal Q1 Revenue 53 Percent Higher Than Same Quarter Last Year, As Intellisync® Mobile Suite™ Platform Achieves Acceptance Among Mobile Carriers

•	Investor Conference Call Scheduled For 5 p.m. Eastern Time Today

SAN JOSE, CA (11/18/04) – Intellisync Corporation (Nasdaq: SYNC), a leading developer and marketer of wireless software solutions for the worldwide mobile communications industry, today reported net revenue of $12,302,000 for the first quarter of fiscal 2005 that ended Oct. 31, 2004, in line with guidance provided on Nov. 3, 2004. This compares to net revenue of $13,282,000 reported last fiscal quarter and $8,016,000 reported in the first quarter of fiscal 2004, and represents year-over-year revenue growth of 53 percent for the first fiscal quarter.

Reported net loss in the first fiscal quarter of 2005 was $3,506,000 ($.05 per share), compared to a net loss of $1,758,000 ($.03 per share) reported last fiscal quarter and a net loss of $2,261,000 ($.05 per share) reported in the first fiscal quarter of 2004. The reported net loss this quarter included amortization of purchased technology and other intangible assets of $2,202,000.

On a non-GAAP basis, Intellisync posted a net loss of $1,369,000 ($.02 per share) this quarter, compared to a net profit of $364,000 ($.00 per share) last fiscal quarter and a net loss of $231,000 ($.00 per share) in the first quarter of fiscal 2004. (A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

“We continue the successful transition of the Company from ‘wired’ to ‘wireless’,” explained Intellisync CEO Woodson (Woody) Hobbs. “In addition to targeting and winning new business across all segments, we are experiencing a fundamental shift in our customer base, purchasing patterns and revenue streams. In the first quarter, we secured new mobile carrier agreements, launched new products to serve the global wireless market, and ramped up our wireless email solution with large carriers such as Verizon Wireless in the U.S. and Eurotel in Europe. As a result, we are generating an ever larger percentage of our revenue each quarter from our mobility services such as wireless email, device management and systems management, which we feel will be top corporate procurement priorities for 2005.”

Among the new enterprise customers signed by Intellisync during fiscal Q1 were Target, GMAC, Rockwell Automation and Electrolux Home Products. In addition, current enterprise customers such as Union Pacific, Unisys and Guidant increased their license volume with Intellisync during the quarter.

“We believe our success in the mobile carrier markets and with large enterprises is testimony to our vision and mission: to be a worldwide leader in wireless software for the mobile communications market,” added Hobbs. “As our new business model evolves, we believe we will see greater visibility in our revenues and stability in our customers. This quarter was another transition step for Intellisync, one in which we focused our product development, our teams and our strategy squarely on the wireless marketplace.”

“Sales results from our first fiscal quarter confirm that our focus on the wireless market is beginning to pay dividends,” said Keith Kitchen, Intellisync Corporation’s chief financial officer. “During fiscal Q1, revenues generated by our wireless offerings grew by 19 percent. We believe this solid boost in our wireless-based business bodes well for the future growth of the Company.”

INTELLISYNC CORPORATION FIRST-QUARTER HIGHLIGHTS

•	During Q1, Intellisync made several important announcements regarding the mobile carrier market:

o	Bell Mobility, Canada’s leading mobile carrier, has signed an agreement to distribute Intellisync’s award-winning enterprise products to its large channel of authorized solution providers.

o	Intellisync was selected to deliver Microsoft Exchange and Lotus Domino wireless email to the new Audiovox SMT5600 Windows Mobile Smartphone,

introduced by AT&T Wireless (now Cingular Wireless) in October. Intellisync will team with Cingular Wireless to jointly market and sell the combined solution to enterprise customers.

o	Intellisync’s award-winning synchronization technology is now available through five additional mobile carriers as a result of Intellisync’s partnership with Danger, Inc. Intellisync is being offered with Danger’s increasingly popular hiptop® device platform to enable synchronization of calendar events, contacts and tasks between hiptop-based devices and Microsoft Outlook. Mobile carriers now offering the hiptop-Intellisync solution include T-Mobile, Triton PCS (operating under the SunCom brand in the Southeastern United States), Cable & Wireless in the Caribbean, E-Plus in Germany and ONE in Austria.

o	Intellisync has established a global organization to manage emerging opportunities and its burgeoning client roster in the worldwide mobile carrier market. Intellisync’s new Mobile Carrier Organization includes mobile carrier sales, operations and professional services, with responsibility for the Company’s hosting facilities and Network Operations Center (NOC). Intellisync named Korak Mitra, 44, as senior vice president of worldwide carrier operations to lead the new organization.

•	Intellisync made several other announcements during the quarter:

o	Announced availability of Intellisync Mobile Suite 6, with enhancements that include support for more mobile devices, expanded compatibility with corporate applications and groupware, broader mobile systems management functions, additional mobile security deployment and enforcement options, and extensive language and connectivity support.

o	IDC, a leading provider of global IT research and advice, positioned Intellisync in the “Leader” quadrant of its highly regarded research report on enterprise mobile device management.

o	Cathay Pacific Airways Limited, a leading international airline based in Hong Kong serving passenger and cargo customers on five continents, has completed an enterprise-wide deployment of Intellisync’s synchronization technology. Cathay Pacific is Intellisync’s first Hong Kong-based enterprise customer, and one of the largest corporations in the Asia-Pacific market.

o	Intellisync opened a corporate office in Beijing, China to support its increasing activities with mobile carriers and device manufacturers in the China and Asia-Pacific markets. In conjunction with the office launch, Intellisync participated in the Open Mobile Alliance (OMA) standards interoperability TestFest Oct. 18-22, 2004 in Beijing. Intellisync was the only device management (DM) vendor that complied with all of the OMA’s DM standards, including OMA Client Provisioning, OMA Download and OMA SyncML DM.

o	Intellisync’s Identity Systems (IDS) software was been selected by Science Applications International Corporation (SAIC), the largest employee-owned research and engineering firm in the U.S., to add fuzzy identity searching and matching capabilities to a large government criminal justice application.

INVESTOR CONFERENCE CALL

Intellisync will host a live teleconference call at 5 p.m. Eastern Time on Nov. 18, 2004 to discuss financial results and business highlights for the Company’s first fiscal quarter. During the call, Intellisync management will provide their perspectives regarding revenue and earnings forecasts, and will answer questions concerning recent business/financial developments.

To participate in the conference call, dial 1-973-582-2749 five to 10 minutes ahead of time (no Conference ID number required). If you are unable to participate in the live call, an audio replay will be available starting at 7 p.m. Eastern Time for a 48-hour period or via the Internet at www.intellisync.com/investors for a 12-month period. To access the audio replay, dial 1-973-341-3080, Conference ID No. 5369632. Intellisync Corporation will provide information pertaining to its first quarter financial results, as well as the forward guidance discussed during the call, on the Web at www.intellisync.com/investors/Q105. This information will be available for viewing prior to the start of the conference call on Nov. 18, 2004.

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (Nasdaq: SYNC) is a leading provider of mobile data and messaging solutions to large enterprises, mobile carriers, software providers and device manufacturers. Intellisync’s products and services have won the mobility industry’s top awards by providing seamless synchronization, secure wireless email and mobility management solutions that connect nearly every device, data source and application available. The world’s largest corporations have selected Intellisync as their mobility solution standard, including America Online, Crédit Agricole, Domino’s Pizza, IBM, Microsoft, NTT DoCoMo, Oracle, PeopleSoft, Pfizer, T-Mobile, Verizon Wireless and Yahoo! For more information, please visit www.intellisync.com.

LEGAL DISCLOSURE

The forward-looking statements above in this news release, including but not limited to statements related to the Company’s transition from wired to wireless products and offerings; a shift in the Company’s customer base, purchasing patterns and revenue streams; the Company’s strategy to be a worldwide leader in wireless mobility software; the ability to generate larger percentages of revenue from mobility services; market indicators identifying mobility solutions as top corporate procurement priorities for 2005; the ability to have greater visibility and stability in the Company’s revenues, profits and customers, and the future growth of the Company, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the global economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of Intellisync’s products, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July

31, 2004 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync and the Intellisync logo are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED OCTOBER 31,
	2004	2003
Revenue
License	$7,825	$5,270
Services	4,477	2,746

Total revenue	12,302	8,016
Cost and operating expenses:
Cost of revenue	2,357	1,513
Amortization of purchased technology	1,156	153
Research and development	3,332	2,147
Sales and marketing	5,623	2,989
General and administrative	2,061	1,587
In-process research and development	—	469
Amortization of other intangible assets	1,046	106
Non-cash stock compensation	(65)	1,256
Other charges	—	76

Total cost and operating expenses	15,510	10,296

Operating loss	(3,208)	(2,280)
Other income (expense), net	(183)	126

Loss before income taxes	(3,391)	(2,154)
Provision for income taxes	(115)	(107)

Net loss	$(3,506)	$(2,261)

Net loss per share:
Basic and diluted	$(0.05)	$(0.05)

Shares used in per share calculation:
Basic and diluted	64,418	48,266

Supplemental non-GAAP information (1):
Net loss	$(3,506)	$(2,261)
Amortization of purchased technology	1,156	153
In-process research and development	—	469
Amortization of other intangible assets	1,046	106
Non-cash stock compensation (recovery)	(65)	1,256
Other charges	—	76
Recovery of lease payments (2)	—	(30)

Non-GAAP loss	$(1,369)	$(231)

Non-GAAP net loss per share:
Basic and diluted	$(0.02)	$(0.00)

Shares used in per share calculation:
Basic and diluted	64,418	48,266

(1)	A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of non-GAAP income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(2)	Recorded in general and administrative in the reported condensed consolidated statements of operations.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	OCTOBER 31, 2004	JULY 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$12,479	$12,991
Short-term investments	40,204	40,657
Accounts receivable, net	10,859	10,380
Inventories, net	53	69
Other current assets	2,182	2,485

Total current assets	65,777	66,582
Property and equipment, net	2,313	1,540
Goodwill, net	65,310	65,967
Other intangible assets, net	28,073	29,149
Restricted cash	3,616	4,032
Other assets	2,856	3,084

TOTAL ASSETS	$167,945	$170,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,453	$1,562
Accrued liabilities	6,487	7,482
Current portion of obligations under capital lease	142	51
Deferred revenue	5,548	5,794

Total current liabilities	14,630	14,889
Obligations under capital lease	325	144
Convertible senior notes	59,396	58,443
Other liabilities	1,350	2,487

Total liabilities	75,701	75,963
Stockholders’ equity:
Common stock, $0.001 par value; 160,000 and 80,000 shares authorized; 65,592 and 47,753 shares issued and outstanding at July 31, 2004 and 2003	66	66
Additional paid-in capital	226,543	225,832
Accumulated deficit	(134,622)	(131,116)
Other comprehensive loss	257	(391)

Total stockholders’ equity	92,244	94,391

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$167,945	$170,354